Exhibit 99.1

EnerJex Resources Announces Record Date and Shareholder Meeting for Merger with Commercial Drone Company AgEagle Aerial Systems

San Antonio, TX – February 20, 2018 – EnerJex Resources, Inc. (NYSE American: ENRJ) announced today that it has set the record date for the special meeting of its shareholders to, among other things, consider and vote on various proposals necessary to close the previously announced Agreement and Plan of Merger, dated October 19, 2017 (the “Merger Agreement”), with AgEagle Aerial Systems, Inc.

Shareholders of record as of the close of business on February 20, 2018 will be entitled to vote at the special meeting on March 21, 2018. The merger is subject to certain customary closing conditions and approval from our shareholders. The merger is expected to close in the first quarter of 2018.

“Our goal at EnerJex has been to maximize stockholder value and we believe AgEagle, with its strong leadership team, is well-positioned to capitalize on the fast-growing agriculture drone market,” said Louis Schott, CEO of EnerJex. “The multi-billion dollar agriculture industry offers a rich opportunity to develop a high-growth technology business that provides farmers with impactful insights using computer driven analysis of high resolution aerial imagery.”

Forward-Looking Statements

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

The Company’s forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement; the inability to complete the transaction due to the failure to obtain the Required Vote or the failure to satisfy other conditions to completion of the transaction, including the receipt of all regulatory approvals related to the transaction; and other risk factors described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”). Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The statements made herein are made as of the date of this disclosure and the Company undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction involving EnerJex Resources. In connection with the proposed merger, EnerJex will mail to shareholders a definitive proxy statement in connection with the solicitation of proxies for its special meeting. ENERJEX’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/REGISTRATION STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE CAREFULLY, AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ENERJEX, AGEAGLE AND THE MERGER. Shareholders will be able to obtain free copies of the proxy statement/registration statement and other relevant materials (when they become available) and other documents filed by EnerJex with the SEC at the SEC’s web site at www.sec.gov. Copies of the proxy statement/registration statement and the filings that will be incorporated by reference therein may also be obtained, without charge, from the Company’s website, www.enerjex.com.

Participants in Solicitation

The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its proxy statement filed with the SEC. Additional information regarding these persons and their interests in the proposed merger transaction is included in the definitive proxy statement relating to the proposed merger transaction that has been filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Investor Contact:
EnerJex Resources, Inc.

Louis Schott

210-559-1670